Exhibit 4.10

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 15, 2020, among QTS San Antonio, LLC, a Delaware limited liability company ("QTS San Antonio"), SWO Logistics, LLC, a Delaware limited liability company ("SWO Logistics") and ENH Investments, LLC, a Delaware limited liability company ("ENH Investments," and together with QTS San Antonio and SWO Logistics, the "Guaranteeing Subsidiaries" and each, a "Guaranteeing Subsidiary"), each a subsidiary of QualityTech, LP (or its permitted successor), a Delaware limited partnership (the "Operating Partnership"), the Co-Issuer, the REIT, the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S E T H

WHEREAS, the Operating Partnership has heretofore executed and delivered to the Trustee an indenture dated as of November 8, 2017, as amended by that certain Supplemental Indenture dated as of December 22, 2017, that certain Supplemental Indenture dated as of June 1, 2018, that certain Supplemental Indenture dated as of December 31, 2018, that certain Supplemental Indenture dated as of March 29, 2019, that certain Supplemental Indenture dated as of June 28, 2019 and that certain Supplemental Indenture dated as of November 1, 2019 (as amended to date, the "Indenture"), providing for the issuance of 4.750% Senior Notes due 2025 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Operating Partnership's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  AGREEMENT TO GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.  NOTICES.  All notices or other communications to each Guaranteeing Subsidiary shall be given as provided in Section 12.01 of the Indenture.

4.  NO RECOURSE AGAINST OTHERS.  No recourse for the payment of the principal of, premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the REIT, any Issuer or
CORE/0831980.0012/162008245.2

any of the Guarantors in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, general partner (including the REIT), limited partner, stockholder, member, officer, director, employee or controlling person in their capacity as such of the REIT, any Issuer, the Guarantors or of any successor Person thereof.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.  RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

6.  NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.  COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.  THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Operating Partnership.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Signature pages follow.]

CORE/0831980.0012/162008245.2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
QUALITYTECH, LP, as Issuer

By: QTS Realty Trust, Inc., as the sole General Partner

By: /s/Jeffrey H. Berson
Name: Jeffrey H. Berson
Title: Chief Financial Officer

QTS FINANCE CORPORATION, as Issuer

By: /s/Jeffrey H. Berson
Name: Jeffrey H. Berson
Title: Chief Financial Officer and Treasurer

QTS REALTY TRUST, INC.

By: /s/Jeffrey H. Berson
Name: Jeffrey H. Berson
Title: Chief Financial Officer

[Signatures continue on next page.]

[Signature Page to Supplemental Indenture (October 2020)]

THE FOLLOWING PARTY AS TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and Paying Agent

By: /s/Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

By: /s/Debra A. Schwab
Name: Debra A. Schwab
Title: Vice President

[Signatures continue on next page.]

[Signature Page to Supplemental Indenture (October 2020)]

THE FOLLOWING PARTIES AS GUARANTEEING SUBSIDIARIES:

QTS SAN ANTONIO, LLC
SWO LOGISTICS, LLC
ENH INVESTMENTS, LLC

By: /s/Jeffrey H. Berson
Name:     Jeffrey H. Berson
Title:        Chief Financial Officer

[Signatures continue on next page.]

[Signature Page to Supplemental Indenture (October 2020)]

THE FOLLOWING PARTIES AS SUBSIDIARY
GUARANTORS:

QUALITY INVESTMENT PROPERTIES METRO, LLC
QUALITY INVESTMENT PROPERTIES, SUWANEE, LLC
QUALITY TECHNOLOGY SERVICES METRO II, LLC
QUALITY TECHNOLOGY SERVICES, SUWANEE II, LLC
QUALITY INVESTMENT PROPERTIES SACRAMENTO, LLC
QUALITY TECHNOLOGY SERVICES SACRAMENTO II, LLC
QUALITY INVESTMENT PROPERTIES MIAMI, LLC
QUALITY TECHNOLOGY SERVICES, MIAMI II, LLC
QUALITY INVESTMENT PROPERTIES SANTA CLARA, LLC
QUALITY TECHNOLOGY SERVICES SANTA CLARA II, LLC
QUALITY INVESTMENT PROPERTIES IRVING, LLC
QUALITY TECHNOLOGY SERVICES IRVING II, LLC
QUALITY TECHNOLOGY SERVICES JERSEY CITY, LLC
QUALITY TECHNOLOGY SERVICES, N.J., LLC
QUALITY TECHNOLOGY SERVICES, N.J. II, LLC
QTS INVESTMENT PROPERTIES PRINCETON, LLC
QUALITY TECHNOLOGY SERVICES PRINCETON II, LLC
QTS INVESTMENT PROPERTIES CHICAGO, LLC
QUALITY INVESTMENT PROPERTIES LENEXA, LLC
QUALITY TECHNOLOGY SERVICES CHICAGO II, LLC
QUALITY INVESTMENT PROPERTIES GATEWAY, LLC
QUALITY TECHNOLOGY SERVICES LENEXA, LLC
QUALITY TECHNOLOGY SERVICES LENEXA II, LLC
QUALITY INVESTMENT PROPERTIES RICHMOND, LLC
QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC
QTS CRITICAL FACILITIES MANAGEMENT, LLC
QUALITY TECHNOLOGY SERVICES, LLC
QUALITY TECHNOLOGY SERVICES NORTHEAST, LLC
QUALITY INVESTMENT PROPERTIES IRVING II, LLC
QUALITY TECHNOLOGY SERVICES HOLDING, LLC
QTS INVESTMENT PROPERTIES CARPATHIA, LLC
WHALE VENTURES LLC
QTS INVESTMENT PROPERTIES PISCATAWAY, LLC
QUALITY TECHNOLOGY SERVICES PISCATAWAY II, LLC
QTS METRO II, LLC (f/k/a QAE ACQUISITION COMPANY, LLC)
SERVERVAULT LLC
CARPATHIA HOSTING, LLC
CARPATHIA ACQUISITION, LLC
QTS INVESTMENT PROPERTIES FORTH WORTH, LLC
QUALITY TECHNOLOGY SERVICES FORT WORTH II, LLC
QTS INVESTMENT PROPERTIES HILLSBORO, LLC
BRODERICK ACQUISITION CO., LLC (f/k/a QTS INVESTMENT PROPERTIES ASHBURN, LLC)
QTS INVESTMENT PROPERTIES ASHBURN II, LLC
QTS INVESTMENT PROPERTIES PHOENIX, LLC
[Signature Page to Supplemental Indenture (October 2020)]

NATIONAL ACQUISITION COMPANY, LLC
ASHBURN ACQUISITION CO., LLC
QUALITY TECHNOLOGY SERVICES ASHBURN II, LLC
2470 SATELLITE BOULEVARD, LLC
Quality Technology Services Phoenix II, LLC
WEST MIDTOWN ACQUISITION COMPANY, LLC
QTS Investment properties manassas ii, llc
QTS FEDERAL, LLC
QUALITY TECHNOLOGY SERVICES FEDERAL HOLDING, LLC
QUALITY TECHNOLOGY SERVICES – MANASSAS FACILITIES MANAGEMENT, LLC

By: /s/Jeffrey H. Berson
Name: Jeffrey H. Berson
Title: Chief Financial Officer and Treasurer

QUALITY TECHNOLOGY SERVICES B.V.

By: /s/D.S. Robey
Name: D.S. Robey
Title: Managing Director

[Signature Page to Supplemental Indenture (October 2020)]